UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)
(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	XOSWW	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8‑K, the information contained in Item 5.03 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 6, 2023, Xos, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation to effect a 1‑for‑30 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), effective as of 5:00 p.m. Eastern Time on December 6, 2023. A series of alternate amendments to effect the Reverse Stock Split was approved by our stockholders at our Annual Meeting of Stockholders held on May 31, 2023, and the specific 1‑for‑30 ratio was subsequently approved by our Board of Directors. Beginning with the opening of trading on December 7, 2023, the Company’s Common Stock will trade on the Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis under the new CUSIP number 98423B 306 and will continue to trade under the symbol “XOS.” The Company's publicly traded warrants will continue to trade on Nasdaq under the symbol “XOSWW” and the CUSIP number for the warrants will remain unchanged.

As a result of the Reverse Stock Split, every 30 shares of Common Stock issued and outstanding will be automatically combined and converted into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would have been entitled to receive fractional shares because they held a number of shares of Common Stock not evenly divisible by the Reverse Stock Split ratio will automatically receive a cash payment in lieu of such fractional shares based on the closing price of the Common Stock as of the effective time of the Reverse Stock Split.

The Reverse Stock Split will not reduce the number of authorized shares of Common Stock of 1,000,000,000, or change the par value of the Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the Reverse Stock Split would result in some of the stockholders receiving cash in lieu of fractional shares).

All outstanding stock options, warrants, restricted stock units, convertible debt and similar securities entitling their holders to receive or purchase shares of Common Stock will be proportionately adjusted as a result of the Reverse Stock Split, as required by the terms of each security. After giving effect to the Reverse Stock Split, with respect to the Company's warrants listed on Nasdaq under the symbol “XOSWW,” every 30 warrants outstanding immediately prior to the Reverse Stock Split will be exercisable for one share of Common Stock at an exercise price of $345.00 per share, which is 30 times $11.50, the current exercise price per share.

The Company's transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-Reverse Stock Split shares of Common Stock electronically in book-entry form are not required to take any action to receive post-Reverse Stock Split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company, effective December 6, 2023.
104	iXBRL language is updated in the Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2023

XOS, INC.

By:	/s/ Liana Pogosyan
Liana Pogosyan
Acting Chief Financial Officer